As filed with the Securities and Exchange Commission on May 14, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

GEE Group Inc.
(Exact name of registrant as specified in its charter)

Illinois	36-6097429
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

7751 Belfort Parkway, Suite 150 Jacksonville, Florida 32256

(630)-954-0400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Derek Dewan

Chief Executive Officer

GEE Group Inc.

7751 Belfort Parkway, Suite 150

Jacksonville, Florida 32256

(630) 954-0400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mitchell S. Nussbaum, Esq. Angela M. Dowd, Esq. Lili Taheri, Esq. Loeb & Loeb LLP 345 Park Avenue New York, NY 10154 Phone: (212) 407-4000 Fax: (212) 407-4990

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the SEC pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer	☐	Accelerated filer	☐
Emerging growth company	☐	Non-accelerated filer	☒
(Do not check if a smaller reporting company)		Smaller reporting company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION DATED MAY 14, 2026

$100,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

We may offer and sell from time to time shares of common stock, shares of preferred stock, debt securities, warrants, rights or any combination of those securities, either individually or in units, up to an aggregate initial offering price of $100,000,000, in one or more transactions under this prospectus. We may also offer common stock or preferred stock upon conversion of debt securities, common stock upon conversion of preferred stock, or common stock, preferred stock or debt securities upon the exercise of warrants, or rights to purchase common stock or other securities. The securities may be offered in amounts, at prices and on terms to be determined based on market conditions at the time of sale and set forth in an accompanying prospectus supplement.

This prospectus provides you with a general description of the securities that we may offer. Each time we offer securities, we will provide you with a prospectus supplement that describes specific information about the particular securities being offered and may add, update or change information contained or incorporated by reference in this prospectus. You should read both this prospectus and the applicable prospectus supplement, together with the additional information that is incorporated by reference into this prospectus and the applicable prospectus supplement, before you invest in any of our securities.

The securities may be sold by us to or through underwriters or dealers, directly to purchasers or through agents designated from time to time, or through a combination of these methods. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and the comparable section of any applicable prospectus supplement. If any underwriters are involved in the sale of the securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable discounts or commissions and options will be set forth in the applicable prospectus supplement.

Our common stock, no par value, is listed on the New York Stock Exchange (“NYSE”) American, under the symbol “JOB.” On May 13, 2026, the closing sale price of our common stock was $0.24. We have not yet determined whether the other securities that may be offered by this prospectus will be listed on any exchange, interdealer quotation system or over-the-counter market. If we decide to seek the listing of any such securities upon issuance, the prospectus supplement relating to those securities will disclose the exchange, quotation system or market on which those securities will be listed.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. RISKS ASSOCIATED WITH AN INVESTMENT IN OUR SECURITIES WILL BE DESCRIBED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND CERTAIN OF OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION INCORPORATED BY REFERENCE INTO THIS PROSPECTUS, AS DESCRIBED UNDER “RISK FACTORS” ON PAGE 8.

You should read this prospectus and any applicable prospectus supplement together with additional information described under the heading “Where You Can Find Additional Information” before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ___________, 2026.

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ABOUT THIS PROSPECTUS

As used in this prospectus, unless the context otherwise requires, the terms the “Company,” “we,” “us,” and “our” refer to GEE Group Inc., an Illinois corporation, and its subsidiaries.

This prospectus is a part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under this shelf registration process, we may offer to sell any of the securities, or any combination of the securities, described in this prospectus, in each case, in one or more offerings, up to an aggregate dollar amount of $100,000,000.

This prospectus provides you with a general description of the securities that we may offer. Each time securities are sold under this registration statement, we will provide an accompanying prospectus supplement that will contain specific information about the terms of those securities and the terms of that offering. The accompanying prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement. You should read both this prospectus and any accompanying prospectus supplement, including all documents incorporated by reference herein and therein, together with the additional information described under “Where You Can Find Additional Information.”

The information contained in this prospectus is not complete and may be changed. You should rely only on the information provided in or incorporated by reference in this prospectus or in any accompanying prospectus supplement, or documents to which we otherwise refer you. We have not authorized anyone else to provide you with different information.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying prospectus supplement, if any, constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of such document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered, or securities are sold on a later date.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements include, but are not limited to, statements regarding the Company or its management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “appear,” “approximate,” “believe,” “continue,” “could,” “estimate,” “expect,” “foresee,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “would” and similar expressions (or the negative version of such words or expressions) may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

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The forward-looking statements are based on the current expectations of the management of the Company, as applicable, and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in “Risk Factors,” those discussed and identified in public filings made with the SEC by the Company and the following:

•	changes in the competitive industries and markets in which the Company operates or plans to operate;

•	changes in applicable laws or regulations affecting the Company’s business;

•	the Company’s ability to implement business plans, forecasts, and other expectations and identify and realize additional opportunities;

•	risks related to the Company’s potential inability to achieve or maintain profitability and generate significant revenue;

•	current and future conditions in the global economy, including as a result of economic uncertainty, and its impact on the Company, its business and the markets in which it operates;

•	the Company’s potential inability to manage growth effectively;

•	the Company’s ability to recruit, train and retain qualified personnel;

•	estimates for the prospects and financial performance of the Company’s business may prove to be incorrect or materially different from actual results;

•	risks related to the Company’s marketing and growth strategies;

•	the effects of competition on the Company’s business;

•	expectations with respect to future operating and financial performance and growth, including when the Company will generate positive cash flow from operations; and

•	the Company’s ability to raise funding on reasonable terms as necessary to develop its products in the timeframe contemplated by its business plan.

In addition, there may be events that the Company’s management is not able to predict accurately or over which the Company has no control.

We cannot guarantee that the results and other expectations expressed, anticipated or implied in any forward-looking statement will be realized. The risks set forth under Item 1A of our Form 10-K for the year ended September 30, 2025, as revised or supplemented by any Quarterly Report on Form 10-Q and other documents we file with the SEC, describe material risks to our business, and you should read and interpret any forward-looking statements together with these risks. A variety of factors, including these risks, could cause our actual results and other expectations to differ materially from the anticipated results or other expectations expressed, anticipated or implied in our forward-looking statements. Should known or unknown risks materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected in the forward-looking statements. You should bear this in mind as you consider any forward-looking statements.

You should read this prospectus, including documents incorporated by reference, any applicable prospectus supplement and any related free writing prospectus completely and with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements contained in this prospectus are made as of the date of this prospectus and we do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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THE COMPANY

General

GEE Group Inc. (the “Company,” “us,” “our” or “we”) was incorporated in the State of Illinois in 1962 and is the successor to employment offices doing business since 1893. We are a provider of human resources solutions which primarily include the provision of temporary and permanent personnel in the professional services sector to customers located in the United Sates. We, through our operating subsidiaries, deliver our services from a network of four virtual locations and 14 branch office locations located in or near several major U.S. cities, including, but not limited to: Atlanta, Dallas, Denver, and Miami.

We have several subsidiary corporations, all of which are wholly owned and consolidated under GEE Group Inc. Our material operating subsidiaries include Access Data Consulting Corporation, Agile Resources, Inc., Hornet Staffing, Inc., Paladin Consulting, Inc., Scribe Solutions, Inc., SNI Companies, Inc., and Triad Personnel Services, Inc. In addition, we and our operating subsidiaries own and operate under other trade names, including Accounting Now, Staffing Now®, SNI Banking, SNI Certes®, SNI Energy®, SNI Financial®, SNI Technology®, GEE Group (Columbus), General Employment and Omni One.

Services Provided

We provide our services to a broad range of customers from small and medium-sized businesses to the Fortune 1000. Our services include the provision of highly specialized contract or permanently placed professionals in several verticals, including information technology (“IT”), engineering, accounting and finance, office support, and specialized contract healthcare professionals, including scribes who specialize in electronic medical record (“EMR”) services for emergency departments, specialty physician practices and clinics.

Our contract and placement services are currently provided under our Professional Staffing Services operating division or segment. Our former Industrial Staffing Services segment was deemed a discontinued operation and sold in fiscal 2025.

Our Professional Staffing Services segment operating subsidiaries and divisions, and their respective end markets served are as follows:

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Access Data Consulting provides hard-to-find IT talent to customers on a direct hire or contract basis and human resources consulting services and solutions in the higher-end IT vertical including project management support to businesses regionally (Western and Southwestern U.S.) and, to a lesser extent, throughout the rest of the U.S.

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Agile Resources specializes in providing technical staffing services for AI-focused consulting, IT project support, and talent solutions across the Southeastern U.S. and, to a lesser extent, throughout out the rest of the U.S. Services include talent delivery for cutting-edge AI-driven application architecture and delivery, enterprise operations optimization, digital transformation, information lifecycle management, and project management. With flexible engagement options, Agile Resources offer both contract staffing and direct hire to meet the diverse needs of our clients in deploying advanced AI and technology solutions.

•

GEE Group (Columbus) primarily provides direct hire placement and contract staffing services in the accounting and engineering verticals, with an emphasis on placing personnel with specialized skills in the mechanical, manufacturing and equipment maintenance areas to clients throughout the Midwestern U.S.

•	Hornet Staffing provides professional contract staffing solutions with a specialty in working with MSP and VMS arrangements that streamline outsourced labor for large clients.

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•	Omni One specializes in technical and professional direct-hire and contract staffing solutions in the manufacturing and engineering verticals for clients primarily located in the Midwestern U.S.

•

Paladin Consulting primarily provides highly skilled IT professionals on a contract or direct hire basis directly to customers or through RPO, MSP and VMS arrangements and other non-IT staffing solutions to customers nationwide including government contractors who require that the provider of staffing services have required security clearance; such security certification is maintained by Paladin Consulting.

•

Scribe Solutions provides hospital and free-standing emergency rooms and physician practices in the Southeastern U.S. with highly trained medical scribes for personal assistant work in connection with EMR.

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SNI Companies provides human resource solutions, including direct hire and contract staffing, project support and retained search services specializing primarily in the accounting, finance, banking, IT and office support verticals to customers located in major U.S. metropolitan markets, such as Dallas/Fort Worth, Austin, Houston, Chicago, Denver, Miami, Princeton, Tampa, Jacksonville, Hartford, Andover and surrounding areas. SNI Companies’ brands include Accounting Now, Staffing Now®, SNI Banking, SNI Certes®, SNI Energy®, SNI Financial®, and SNI Technology®.

Business Strategy

Our business strategy is multi-dimensional and encompasses both organic growth and growth through strategic acquisitions. Since 2015, the Company has completed six acquisitions, the most recent of which was Hornet in fiscal 2025. The main tenants of our strategy are to grow organically by:

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Providing innovative solutions for clients delivered through an enhanced and expanded menu of professional services offerings while increasing the penetration of clients in our existing markets for our IT, finance and accounting, healthcare, engineering and office support verticals;

•

Entering other fast-growing markets following existing customers who are expanding their operations and cross-selling services by leveraging strategic customer relationships capitalizing on the Company’s national managed services agreements MSA, MSP and VMS relationships;

•	Expanding our geographic footprint of professional services offerings into new markets believed to possess high growth potential, particularly with regard to our IT brands;

•	Adding recruiting and sales talent to our existing delivery network to obtain new customers and increase the number of placements made to increase revenue;

•

Increasing scalability and expanding operating margins through the on-going process of streamlining back- office operations, establishing and leveraging regional centers of excellence, improving upon per desk production averages, elimination of duplicative costs among our businesses, and continued realization of economies of scale; and

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Capitalizing on hiring opportunities created by volatility in the economic and labor markets by providing on-demand labor to fill the personnel voids of businesses following corporate America’s reactions and resulting on-going realignments since the on-set of the COVID-19 pandemic. As the economy recovers and companies have returned to sustained operations and growth, anticipate demand for our services to accelerate, with a particular focus on IT, E-Commerce and Logistics. We expect to continue to focus on capitalizing on these opportunities and to explore and innovate others, particularly in IT, including frontier areas such as digital content and information management disciplines.

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Growth Through Strategic Acquisitions:

Since 2015, a significant portion of our growth has been achieved as a result of acquisitions of complementary businesses. We intend to continue to expand our business through strategic acquisitions, subject to our business plans and management’s ability to identify, acquire and develop suitable acquisition or investment targets in both new and existing service categories. Along with our significant business growth since 2015, we have built a robust platform with the appropriate infrastructure and scalability, which we believe is necessary to assimilate acquisitions.

We continue to explore opportunities for potential acquisitions in the fragmented staffing industry. Our acquisition strategy includes, but is not limited to, targeting companies or transactions that we believe may have one or more of the following characteristics:

•	A focus on IT specialties and other verticals, including Artificial Intelligence (“AI”), cyber security, government, healthcare, and other targets in the professional services sectors;

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A well-managed business with experienced operators and with high gross profit and earnings before interest, taxes, depreciation, and amortization (“EBITDA”) margins, as well as consistent revenue growth;

•	Limited enterprise risk and successful due diligence; and

•	Pricing commensurate with profitability and growth, must be accretive to earnings and consideration generally consisting of a combination of cash, seller and/or bank financing and stock.

Recent Developments

On March 10, 2026 we issued a press release announcing that we engaged Roth Capital Partners, LLC (“Roth”) as our financial advisor to assist us in reviewing and developing responses to unsolicited expressions of interest received by our company and to consider other strategic alternatives available to our company and our shareholders.  In addition, Roth will assist our Board of Directors in evaluating these expressions of interest and other strategic alternatives available to our company to maximize shareholder value. There can be no assurance that our review of these expressions of interest or other strategic alternatives will result in any transaction.

Our Corporate Information

We were incorporated in the State of Illinois in 1962 and are the successor to employment offices doing business since 1893. Our principal executive offices are located at 7751 Belfort Parkway, Suite 150, Jacksonville, Florida 32256, and our telephone number at that location is (630)-954-0400.

RISK FACTORS

Investing in our securities involves risk. Before making an investment decision, you should carefully consider the risks described under “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K, “Item 1A. Risk Factors” in our most recent Quarterly Report on Form 10-Q, and any updates thereto in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in or incorporated by reference into this prospectus, in light of your particular investment objectives and financial circumstances. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement relating to a specific offering, we intend to use the net proceeds from the sale of securities by us under this prospectus and any applicable prospectus supplement for working capital and general corporate purposes, which may include working capital, capital expenditures, research and development expenditures, acquisitions of new technologies, products or businesses, and investments.

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GENERAL DESCRIPTION OF OUR SECURITIES

We may offer and sell, at any time and from time to time:

•	shares of our common stock;

•	shares of our preferred stock;

•	various series of debt securities;

•	warrants to purchase common stock, preferred stock or debt securities;

•	rights to purchase common stock or any other securities;

•	units consisting of a combination of the foregoing securities; or

•	any combination of these securities.

This prospectus contains summary descriptions of the common stock, preferred stock, debt securities, warrants, rights and units that we may offer and sell from time to time. When particular securities are offered by us, a supplement to this prospectus will describe the terms of the securities and the extent to which these general descriptions may apply. These summary descriptions and any summary descriptions in the applicable prospectus supplement are not complete descriptions of the terms and conditions of each security and are qualified in their entirety by reference to our certificate of incorporation and our bylaws, each as amended, which are incorporated by reference in the registration statement of which this prospectus is a part. Please refer to “Where You Can Find Additional Information” for directions on obtaining these documents. If any particular terms of a security described in the applicable prospectus supplement differ from any of the terms described in this prospectus, then the terms described in this prospectus will be deemed superseded by the terms set forth in that prospectus supplement.

DESCRIPTION OF OUR CAPITAL STOCK

The following summary of the terms of our common stock and preferred stock does not purport to be complete and is subject to and qualified in its entirety by reference to our Amended and Restated Articles of Incorporation, as amended, and Amended and Restated Bylaws, or bylaws, copies of which are on file with the SEC as exhibits to registration statements previously filed by us. See “Where You Can Find More Information.”

General

Our authorized capital stock consists of 200,000,000 shares of common stock, no par value, and 20,000,000 shares of preferred stock, no par value. As of May 13, 2026, we had 114,900,455 and 109,870,686 shares of common stock issued and outstanding, respectively, and 4,287,000 shares of common stock issuable upon the exercise of stock options outstanding at a weighted average exercise price of $0.73 per share, 313,889 shares of restricted stock units issuable upon vesting, and an aggregate of 7,264,967 additional shares of common stock, including 4,051,967 shares available for restricted stock grants and 3,213,000 shares available for stock option grants, reserved for issuance under our 2013 Amended and Restated Incentive Stock Plan. As of May 13, 2026, there were no shares of preferred stock outstanding.

Common Stock

Exchange and Trading Symbol

Our common stock is listed for trading on the NYSE American under the trading symbol “JOB”.

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Voting Rights

Holders of our common stock are entitled to one vote for each share held of record on all matters to be voted on by the stockholders.  Holders of our common stock are not entitled to cumulate their votes.

Dividends and Liquidation

Subject to limitations under applicable law and preferences that may apply to any outstanding shares of our preferred stock, holders of the common stock are entitled to receive dividends when, as and if declared by the Board out of funds legally available therefor.  In the event of the Company’s liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for any preferred stock having preference over the common stock.  Holders of shares of common stock, as such, have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the common stock.

Rights and Preferences

The common stock has no preemptive, conversion or other rights to subscribe for additional securities. There are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Amended and Restated Articles of Incorporation, as amended and Amended and Restated Bylaws, as amended

See “Certain Provisions of Illinois Law and of the Company’s Amended and Restated Articles of Incorporation, as amended and Amended and Restated Bylaws, as amended” for a description of provisions of our Amended and Restated Articles of Incorporation, as amended and Amended and Restated Bylaws which may have the effect of delaying changes in our control or management.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer and Trust. Its address is 1 State Street, New York, NY 10004, Telephone No. 212-509-4000.

Preferred Stock

The Board of Directors of the Company is permitted, subject to any limitations prescribed by applicable law and without further approval or action by the holders of common stock, to issue up to 20,000,000 shares of preferred stock in one or more series.

The Board of Directors may fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and sinking fund terms. The rights of the holders of common stock are generally be subject to the prior rights of the holders of any outstanding shares of preferred stock with respect to dividends, liquidation preferences and other matters.

As of May 13, 2026, (i) 1,000,000 shares have been designated Series A preferred stock of which no shares were issued or are outstanding (ii) 5,950,000 shares have been designated Series B preferred stock, of which 5,926,000 shares were issued and none remain outstanding, and (iii) 3,000,000 shares have been designated Series C preferred stock, of which 2,093,000 shares were issued and none remain outstanding.

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CERTAIN PROVISIONS OF ILLINOIS LAW AND OF OUR AMENDED AND RESTATED ARTICLES OF INCORPORATION, AS AMENDED AND  OUR AMENDED AND RESTATED BYLAWS, AS AMENDED

Illinois Takeover Statute

We are subject to Section 11.75 of the Illinois Business Corporation Act (the “IBCA”), an anti-takeover statute. In general, Section 11.75 of the IBCA prohibits a publicly held Illinois corporation from engaging in a "business combination" with an "interested shareholder" for a period of three years following the time the person became an interested shareholder, unless the business combination or the acquisition of shares that resulted in a shareholder becoming an interested shareholder is approved in a prescribed manner. Generally, a "business combination" includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested shareholder. Generally, an "interested shareholder" is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested shareholder status did own) 15% or more of a corporation's voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by our board of directors.

The IBCA also permits the board of directors to consider the interests of constituencies of the corporation in addition to shareholders, including employees, suppliers, customers and the community, in response to unsolicited offers.

Amended and Restated Articles of Incorporation, as amended and Amended and Restated Bylaws, as amended

Provisions of our Amended and Restated Articles of Incorporation, as amended and our Amended and Restated Bylaws, as amended, may have the effect of making it more difficult for a third party to acquire, or discourage a third party from attempting to acquire, control of our company by means of a tender offer, a proxy contest or otherwise. These provisions may also make the removal of incumbent officers and directors more difficult. These provisions are intended to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of our company to first negotiate with us. These provisions could also limit the price that investors might be willing to pay in the future for shares of our common stock. These provisions may make it more difficult for stockholders to take specific corporate actions and could have the effect of delaying or preventing a change in our control. In particular, our Amended and Restated Articles of Incorporation, as amended and our Amended and Restated Bylaws, as amended provide for the following:

Special Meetings of Stockholders. Special meetings of our stockholders may be called only by the chairman of the board of directors, our president, a majority of the members of the board of directors, or by one or more stockholders holding shares in the aggregate entitled to cast not less than 20% of the votes at the special meeting.

Issuance of undesignated preferred stock. Our board of directors is authorized to issue, without further action by the stockholders, up to 20,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by the board of directors. We currently have (i) 1,000,000 shares designated as Series A convertible preferred stock, (ii) 5,950,000 shares of preferred stock designated as Series B convertible preferred stock and (iii) 3,000,000 shares of preferred stock designated as Series C 8% cumulative convertible preferred stock. As of the date of this prospectus, we do not have any shares of preferred stock outstanding. The existence of authorized but unissued shares of preferred stock enables our board of directors to issue preferred stock in certain circumstances to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.

Staggered Board of Directors. Our Amended and Restated By-Laws, as amended, provides for a staggered board of directors. Our board of directors is divided into three classes, each of which shall serve for a term of three years, with only one class of directors being elected in each year. As a result, successors to the directors whose terms have expired will be elected to serve from the time of election and qualification until the third annual meeting following their election.

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Advance Notice Provision for Nominations to the Board of Directors and for Shareholders Proposals. Our Amended and Restated By-Laws, as amended require advance notice of shareholder proposals for business to be conducted at meetings of our shareholders and for nominations of candidates for election to our board of directors.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates. We may issue senior debt securities and subordinated debt securities pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and the trustee named in the indenture. The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are sometimes referred to individually as an “indenture” and collectively as the “indentures.” Each indenture will be subject to and governed by the Trust Indenture Act and will be construed in accordance with and governed by the internal laws of the State of New York. The aggregate principal amount of debt securities which may be issued under each indenture will be unlimited and each indenture will contain the specific terms of any series of debt securities or provide that those terms must be set forth in or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement, and/or a supplemental indenture, if any, relating to such series. Our debt securities may be convertible or exchangeable into any of our equity or other debt securities.

Our statements below relating to the debt securities and the indentures are summaries of their anticipated provisions, are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture and any applicable United States federal income tax considerations as well as any applicable modifications of or additions to the general terms described below in the applicable prospectus supplement or supplemental indenture. For a description of the terms of a particular issue of debt securities, reference must be made to both the related prospectus supplement and to the following description.

General

Neither indenture limits the amount of debt securities which may be issued. The debt securities may be issued in one or more series. The senior debt securities will be unsecured and will rank on a parity with all of our other unsecured and unsubordinated indebtedness. Each series of subordinated debt securities will be unsecured and subordinated to all present and future senior indebtedness. Any such debt securities will be described in an accompanying prospectus supplement.

You should read the applicable indenture and subsequent filings relating to the particular series of debt securities for the following terms of the offered debt securities:

•	the designation, aggregate principal amount and authorized denominations;
•	the issue price, expressed as a percentage of the aggregate principal amount;
•	the maturity date;
•	the interest rate per annum, if any;
•

if the offered debt securities provide for interest payments, the date from which interest will accrue, the dates on which interest will be payable, the date on which payment of interest will commence and the regular record dates for interest payment dates;

•	any optional or mandatory sinking fund provisions or exchangeability provisions;
•	the terms and conditions upon which conversion of any convertible debt securities may be effected, including the conversion price, the conversion period and other conversion provisions;
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the date, if any, after which and the price or prices at which the offered debt securities may be optionally redeemed or must be mandatorily redeemed and any other terms and provisions of optional or mandatory redemptions;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which offered debt securities of the series will be issuable;
•	if other than the full principal amount, the portion of the principal amount of offered debt securities of the series which will be payable upon acceleration or provable in bankruptcy;

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•	any events of default not set forth in this prospectus;
•	the currency or currencies, including composite currencies, in which principal, premium and interest will be payable, if other than the currency of the United States of America;
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if principal, premium or interest is payable, at our election or at the election of any holder, in a currency other than that in which the offered debt securities of the series are stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made;

•	whether interest will be payable in cash or additional securities at our or the holder’s option and the terms and conditions upon which the election may be made;
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if denominated in a currency or currencies other than the currency of the United States of America, the equivalent price in the currency of the United States of America for purposes of determining the voting rights of holders of those debt securities under the applicable indenture;

•

if the amount of payments of principal, premium or interest may be determined with reference to an index, formula or other method based on a coin or currency other than that in which the offered debt securities of the series are stated to be payable, the manner in which the amounts will be determined;

•	any restrictive covenants or other material terms relating to the offered debt securities;
•	whether the offered debt securities will be issued in the form of global securities or certificates in registered or bearer form;
•	any terms with respect to subordination;
•	any listing on any securities exchange or quotation system; and
•	additional provisions, if any, related to defeasance and discharge of the offered debt securities.

Subsequent filings may include additional terms not listed above. Unless otherwise indicated in subsequent filings with the Commission relating to the indenture, principal, premium and interest will be payable and the debt securities will be transferable at the corporate trust office of the applicable trustee. Unless other arrangements are made or set forth in subsequent filings or a supplemental indenture, principal, premium and interest will be paid by checks mailed to the holders at their registered addresses.

Unless otherwise indicated in subsequent filings with the Commission, the debt securities will be issued only in fully registered form without coupons, in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with these debt securities.

Some or all of the debt securities may be issued as discounted debt securities to be sold at a substantial discount below the stated principal amount. United States federal income tax consequences and other special considerations applicable to any discounted securities will be described in subsequent filings with the Commission relating to those securities.

We refer you to applicable subsequent filings with respect to any deletions or additions or modifications from the description contained in this prospectus.

Senior Debt

We may issue senior debt securities under the senior debt indenture. These senior debt securities will rank on an equal basis with all our other unsecured debt except subordinated debt.

Subordinated Debt

We may issue subordinated debt securities under the subordinated debt indenture. Subordinated debt will rank subordinate and junior in right of payment, to the extent set forth in the subordinated debt indenture, to all our senior debt (both secured and unsecured).

In general, the holders of all senior debt are first entitled to receive payment of the full amount unpaid on senior debt before the holders of any of the subordinated debt securities are entitled to receive a payment on account of the principal or interest on the indebtedness evidenced by the subordinated debt securities in certain events.

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If we default in the payment of any principal of, or premium, if any, or interest on any senior debt when it becomes due and payable after any applicable grace period, then, unless and until the default is cured or waived or ceases to exist, we cannot make a payment on account of or redeem or otherwise acquire the subordinated debt securities.

If there is any insolvency, bankruptcy, liquidation or other similar proceeding relating to us, then all senior debt must be paid in full before any payment may be made to any holders of subordinated debt securities.

Furthermore, if we default in the payment of the principal of and accrued interest on any subordinated debt securities that is declared due and payable upon an event of default under the subordinated debt indenture, holders of all our senior debt will first be entitled to receive payment in full in cash before holders of such subordinated debt can receive any payments.

Senior debt means:

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the principal, premium, if any, interest and any other amounts owing in respect of our indebtedness for money borrowed and indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by us, including the senior debt securities or letters of credit;

•	all capitalized lease obligations;
•	all hedging obligations;
•	all obligations representing the deferred purchase price of property; and
•	all deferrals, renewals, extensions and refundings of obligations of the type referred to above.

but senior debt does not include:

•	subordinated debt securities; and
•	any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, our subordinated debt securities.

Covenants

Under the terms of the indenture, we covenant, among other things:

•	that we will duly and punctually pay the principal of and interest, if any, on the offered debt securities in accordance with the terms of such debt securities and the applicable indenture;
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that we will deliver to the trustee after the end of each fiscal year a compliance certificate as to whether we have kept, observed, performed and fulfilled our obligations and each and every covenant contained under the applicable indenture;

Any series of offered debt securities may have covenants in addition to or differing from those included in the applicable indenture which will be described in subsequent filings prepared in connection with the offering of such securities, limiting or restricting, among other things:

•	the ability of us or our subsidiaries to incur either secured or unsecured debt, or both;
•	the ability to make certain payments, dividends, redemptions or repurchases;
•	our ability to create dividend and other payment restrictions affecting our subsidiaries;
•	our ability to make investments;
•	mergers and consolidations by us or our subsidiaries;
•	sales of assets by us;
•	our ability to enter into transactions with affiliates;
•	our ability to incur liens; and
•	sale and leaseback transactions.

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Modification of the Indentures

Each indenture and the rights of the respective holders may be modified by us only with the consent of holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series under the respective indenture affected by the modification, taken together as a class, other than any modification to:

•	cure ambiguities, defects or inconsistencies;
•	add to the covenants, restrictions or events of default;
•	provide for a successor obligor under the relevant indenture; and
•	make any other change that does not adversely affect the rights of holder.

No modification that:

•	changes the amount of securities whose holders must consent to an amendment, supplement or waiver;
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extends the fixed maturity of any debt securities, or reduces the principal amount thereof, or reduces the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof; will be effective against any holder without his, her or its consent.

Events of Default

Each indenture defines an event of default for the debt securities of any series as being any one of the following events:

•	default in any payment of interest when due which continues for 90 days;
•	default in any payment of principal or premium at maturity;
•	default in the deposit of any sinking fund payment when due;
•	default in the performance of any covenant in the debt securities or the applicable indenture which continues for 90 days after we receive notice of the default;
•	events of bankruptcy, insolvency or reorganization.

An event of default of one series of debt securities does not necessarily constitute an event of default with respect to any other series of debt securities.

There may be such other or different events of default as described in an applicable subsequent filing with respect to any class or series of offered debt securities.

In case an event of default occurs and continues for the debt securities of any series, the applicable trustee or the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding of that series may declare the principal and accrued but unpaid interest of the debt securities of that series to be due and payable. Any event of default for the debt securities of any series which has been cured may be waived by the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding.

Each indenture requires us to file annually after debt securities are issued under that indenture with the applicable trustee a written statement signed by two of our officers as to the absence of material defaults under the terms of that indenture. Each indenture provides that the applicable trustee may withhold notice to the holders of any default if it considers it in the interest of the holders to do so, except notice of a default in payment of principal, premium or interest.

Subject to the duties of the trustee in case an event of default occurs and continues, each indenture provides that the trustee is under no obligation to exercise any of its rights or powers under that indenture at the request, order or direction of holders unless the holders have offered to the trustee reasonable indemnity. Subject to these provisions for indemnification and the rights of the trustee, each indenture provides that the holders of a majority in principal amount of the debt securities of any series then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee as long as the exercise of that right does not conflict with any law or the indenture.

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Defeasance and Discharge

The terms of each indenture provide us with the option to be discharged from any and all obligations in respect of the debt securities issued thereunder upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities. This right may only be exercised if, among other things, we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders. This discharge would not apply to our obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold moneys for payment in trust.

Defeasance of Certain Covenants

The terms of the debt securities provide us with the right not to comply with specified covenants and that specified events of default described in a subsequent filing will not apply. In order to exercise this right, we will be required to deposit with the trustee money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay principal, premium, if any, and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of such payments in accordance with the terms of the debt securities and the indenture governing such debt securities. We will also be required to deliver to the trustee an opinion of counsel to the effect that the deposit and related covenant defeasance will not cause the holders of such series to recognize income, gain or loss for federal income tax purposes.

A subsequent filing may further describe the provisions, if any, of any particular series of offered debt securities permitting a discharge defeasance.

DESCRIPTION OF OUR WARRANTS

We may issue warrants to purchase our common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock or debt securities, and the warrants may be attached to or separate from these securities.

The terms of each series of warrants will be contained in the applicable warrant agreements. The applicable prospectus supplement for the warrants will contain the terms of and other information relating to the warrants which will include, as applicable:

•	the offering price and aggregate number of warrants offered;
•	the currency in which the offering price, if any, and the exercise price are payable;
•	the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
•	the date on and after which the warrants and the related securities will be separately transferable;
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in the case of warrants to purchase common stock or preferred stock, the exercise price and the number of shares of common stock or preferred stock, as applicable, to be received upon exercise of the warrants;

•

in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if the warrants may not be continuously exercised throughout that period, the specific date or dates on which the warrants may be exercised;

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•	a discussion of any material United States federal income tax considerations related to the holding or exercise of the warrants;
•	the identity of the warrant agent for the warrants, if any, and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;
•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
•	the designation and terms of the securities issuable upon exercise of the warrants;
•	the minimum or maximum amount of the warrants that may be exercised at any one time;
•	the anti-dilution provisions of the warrants, if any;
•	the rights to redeem or call the warrants, if any;
•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants; and
•	any other specific terms, preferences, rights and limitations of or restrictions on the warrants.

Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities issuable upon exercise. Holders of warrants to purchase common stock or preferred stock will not be entitled to vote, consent, receive dividends, receive notice as stockholders with respect to any meeting of stockholders for the election of our directors, receive payments upon our liquidation, dissolution or winding up, or to exercise any rights whatsoever as our stockholders. In the case of warrants to purchase debt securities, holders of warrants will not have the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture.

Transfer Agent and Registrar

The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF RIGHTS

The complete terms of the rights will be contained in the rights agreements we enter into with rights agents. These documents will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the rights agreements and any related documents. You also should read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

This section describes the general terms of the rights to purchase common stock or other securities that we may offer to stockholders using this prospectus. Further terms of the rights will be stated in the applicable prospectus supplement (or applicable free writing prospectus). The following description and any description of the rights in a prospectus supplement (or applicable free writing prospectus) may not be complete and is subject to and qualified in its entirety by reference to the terms of any agreement relating to the rights.

Rights may be issued independently or together with any other security and may or may not be transferable. As part of any rights offering, we may enter into a standby underwriting or other arrangement under which the underwriters or any other person would purchase any securities that are not purchased in such rights offering. If we issue rights, each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent, that will be named in the applicable prospectus supplement. Further terms of the rights will be stated in the applicable prospectus supplement. The rights agent will act solely as our agent and will not assume any obligation to any holders of rights certificates or beneficial owners of rights. The rights agreements and rights certificates will be filed with the SEC as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to a filing incorporated by reference in the registration statement. See “Where You Can Find Additional Information” for information on how to obtain copies of the rights agreements and rights certificates.

The prospectus supplement relating to any rights we offer will describe the specific terms of the offering and the rights, including the record date for stockholders entitled to the rights distribution, the number of rights issued and the number of shares of common stock that may be purchased upon exercise of the rights, the exercise price of the rights, the date on which the rights will become effective and the date on which the rights will expire, and any applicable U.S. federal income tax considerations.

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In general, a right entitles the holder to purchase for cash a specific number of shares of common stock or other securities at a specified exercise price. The rights are normally issued to stockholders as of a specific record date, may be exercised only for a limited period of time and become void following the expiration of such period. If we determine to issue rights, we will accompany this prospectus with a prospectus supplement that will describe, among other things:

•	the record date for stockholders entitled to receive the rights;
•	the number of shares of common stock or other securities that may be purchased upon exercise of each right;
•	the exercise price of the rights;
•	the terms for changes to or adjustments in the exercise price, if any;
•	whether the rights are transferable;
•	the period during which the rights may be exercised and when they will expire;
•	the steps required to exercise the rights;
•	whether the rights include “oversubscription rights” so that the holder may purchase more securities if other holders do not purchase their full allotments;
•

whether we intend to sell the shares of common stock or other securities that are not purchased in the rights offering to an underwriter or other purchaser under a contractual “standby” commitment or other arrangement;

•	our ability to withdraw or terminate the rights offering;
•	any material United States federal income tax consequences; and
•	other material terms, including terms relating to transferability, exchange, exercise or amendment of the rights.

If fewer than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

Prior to the exercise of a holder’s rights, the holder will not have any of the rights of holders of the securities issuable upon the exercise of the rights and will not be entitled to, among other things, vote or receive dividend payments or other distributions on the securities purchasable upon exercise.

DESCRIPTION OF OUR UNITS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. Units may be offered independently or together with common stock, preferred stock, debt securities, warrants or rights offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement. The terms of any units offered under an applicable prospectus supplement may differ from the terms described below.

We will incorporate by reference into the registration statement of which this prospectus forms a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. The following summaries of material provisions of the units, and the unit agreements, are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.

We may issue units comprised of one or more of the securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement, if any, under which a unit is issued may provide that the securities comprising the unit may not be held or transferred separately, at any time or at any time before a specified date.

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The particular terms and provisions of units offered by an applicable prospectus supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in the applicable prospectus supplement filed in respect of such units. This description will include, where applicable:

•	the designation and aggregate number of units offered;

•	the price at which the units will be offered;

•	the rights and obligations of the unit agent, if any;

•	the currency or currencies in which the units are denominated;

•	any provisions of the governing unit agreement that differ from those described below;

•	the terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•

the number of securities that may be purchased upon exercise of each unit and the price at which the currency or currencies in which that amount of securities may be purchased upon exercise of each unit;

•	any provisions for the issuance, payment, settlement, transfer, adjustment or exchange of the units or of the securities comprising the units; and

•	any other material terms of the units.

We reserve the right to set forth in an applicable prospectus supplement specific terms of the units that are not within the options and parameters set forth in this prospectus. In addition, to the extent that any particular terms of the units described in an applicable prospectus supplement differ from any of the terms described in this prospectus, the description of such terms set forth in this prospectus shall be deemed to have been superseded by the description of the differing terms set forth in such prospectus supplement with respect to such units.

PLAN OF DISTRIBUTION

We may sell the securities, from time to time, to or through underwriters or dealers, through agents or remarketing firms, or directly to one or more purchasers pursuant to:

•	underwritten public offerings;

•	negotiated transactions;

•	block trades;

•	“At the Market Offerings,” within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended, or the Securities Act, into an existing trading market, at prevailing market prices; or

•	through a combination of these methods.

We may sell the securities to or through one or more underwriters or dealers (acting as principal or agent), through agents, or directly to one or more purchasers.

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We may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of the underwriters, dealers or agents, if any;

•

if the securities are to be offered through the selling efforts of brokers or dealers, the plan of distribution and the terms of any agreement, arrangement, or understanding entered into with broker(s) or dealer(s) prior to the effective date of the registration statement, and, if known, the identity of any broker(s) or dealer(s) who will participate in the offering and the amount to be offered through each;

•	the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;

•

if any of the securities being registered are to be offered otherwise than for cash, the general purposes of the distribution, the basis upon which the securities are to be offered, the amount of compensation and other expenses of distribution, and by whom they are to be borne;

•	any delayed delivery arrangements;

•	any over-allotment or other options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts, commissions or concessions allowed or reallowed or paid to dealers;

•	the identity and relationships of any finders, if applicable; and

•	any securities exchange or market on which the securities may be listed.

In compliance with the guidelines of FINRA, the maximum compensation to the underwriters or dealers in connection with the sale by the Company of its securities pursuant to this prospectus and the accompanying supplement to this prospectus may not exceed 8% of the aggregate offering price of the securities as set forth on the cover page of any prospectus supplement.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

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If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise indicated in the prospectus supplement, subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any underwriter’s option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters, dealers or agents with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, dealer or agent, the nature of any such relationship.

We may use a remarketing firm to offer the securities in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own account or as agents for us. These remarketing firms will offer or sell the securities pursuant to the terms of the securities. A prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection the securities they remarket.

If we offer and sell securities through a dealer, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The name of the dealer and the terms of the transaction will be set forth in the applicable prospectus supplement.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions payable to the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, the agent will act on a best-efforts basis for the period of its appointment.

Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

We may sell securities directly to one or more purchasers without using underwriters or agents. Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents, underwriters and dealers with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, underwriters or dealers may make with respect to these liabilities. Agents, underwriters and dealers, or their respective affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business.

The securities we offer may be new issues of securities and may have no established trading market. The securities may or may not be listed on a securities exchange. Underwriters may make a market in these securities but will not be obligated to do so and may discontinue any market making at any time without notice. We can make no assurance as to the liquidity of, or the existence of trading markets for, any of the securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

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Any underwriters that are qualified market makers on NYSE American may engage in passive market making transactions in the common stock on NYSE American in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

LEGAL MATTERS

Unless otherwise specified in a prospectus supplement, certain legal matters relating to the securities will be passed upon for us by Loeb & Loeb LLP, New York, New York and Loeb & Loeb LLP, Chicago, Illinois.. As appropriate, legal counsel representing the underwriters, dealers or agents will be named in the accompanying prospectus supplement and may opine to certain legal matters.

EXPERTS

The audited consolidated balance sheets as of September 30, 2025 and 2024, and the related consolidated statements of operations, shareholders’ equity, and cash flows for each of the years in the two-year period ended September 30, 2025  incorporated herein by reference from our Annual Reports on Form 10-K have been audited by Cherry Bekaert LLP, an independent registered public accounting firm, as stated in its report, which is incorporated by reference and has been so incorporated in reliance upon the report of such firm given upon its authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet website at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our reports on Forms 10-K, 10-Q and 8-K, and amendments to those reports, are also available for download, free of charge, as soon as reasonably practicable after these reports are filed with, or furnished to, the SEC, at our website at www.geegroup.com Information contained on or accessible through our website is not a part of this prospectus or any prospectus supplement, and the inclusion of our website address in this prospectus is an inactive textual reference only.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in other documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus.

We incorporate by reference in this prospectus the documents listed below and any future filings that we may make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents, information or portions thereof deemed to have been furnished and not filed, including any information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

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This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended September 30, 2025, filed with the SEC on December 17, 2025;

•	our Quarterly Report on Form 10-Q for the quarter ended December 31, 2025, filed with the SEC on February 12, 2026;

•	our Current Report on Form 8-Ks, filed with the SEC on January 27, 2026, March 10, 2026, and March 11, 2026;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 14, 2026; and

•

The description of our Common Stock set forth in our Registration Statement on Form 8-A filed with the Commission on February 21, 1990, including any amendments or reports filed for the purpose of updating such description.

You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by contacting: GEE Group, Inc., 7751 Belfort Parkway, Suite 150, Jacksonville, Florida 32256, Attention: Corporate Secretary: (630) 954-0400. In addition, copies of any or all of the documents incorporated herein by reference may be accessed at our website at www.geegroup.com. The information on such website is not incorporated by reference and is not a part of this prospectus.

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PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by the registrant in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the Securities and Exchange Commission (the “SEC”) registration fee. The amounts do not include the costs of preparing any prospectus supplements, NYSE American listing fees, FINRA filing fees, trustee fees, transfer agent fees or other expenses relating to the sale and distribution of particular securities registered under this registration statement, as those costs and expenses cannot be estimated at this time.

Amount to be paid
SEC registration fee	$13,810
FINRA filing fee	(1)
Printing expenses	(1)
Accounting fees and expenses	(1)
Legal fees and expenses	(1)
Miscellaneous	(1)
Total	(1)

____________

(1) These fees and expenses depend on the securities offered and the number of issuances and, accordingly, cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

The Illinois Business Corporation Act of 1983, as amended (the "IBCA"), allows us to indemnify our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Under certain circumstances we may advance the expenses of such litigation upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by us as authorized in the IB.

Pursuant to our Amended and Restated Articles of Incorporation and our Bylaws, as amended, we shall to the fullest extent to which it is empowered to do so by the IBCA, indemnify its directors and officers in connection with any actual or threatened action or proceeding arising out of their service to us or to another organization at the our request and shall be paid expenses incurred in defending any such proceeding in advance of its final disposition to the fullest extent permitted by law. In addition, any and all persons who are not our directors or officers may be similarly indemnified in respect of such service to the extent authorized at any time by the board. The right to indemnification and advancement of expenses conferred by our Bylaws and Amended and Restated Articles of Incorporation shall be a contract right which may not be modified retroactively without the written consent of the director or officer and shall not be deemed exclusive of any other rights to indemnification or advancement of expenses such person may have or to which such person may be entitled.

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We maintain a policy of directors' and officers' liability insurance for the purpose of indemnification.

The foregoing is only a general summary of certain aspects of Illinois law and our Restated Articles of Incorporation, as amended and Bylaws, as amended dealing with the indemnification of directors and officers and does not purport to be complete. It is qualified in its entirety by reference to the detailed provisions of those.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

See also the undertakings set out in response to Item 17.

The attached Exhibit Index is incorporated herein by reference.

ITEM 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement.

Provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(b) The undersigned registrant hereby further undertakes that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(1) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(2) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(c) The undersigned registrant hereby undertakes that, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(d) The undersigned registrant hereby undertakes that: (i) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective; and (ii) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(g) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

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Item 16. Exhibits.

EXHIBIT INDEX

Exhibit Number	Description

3.01**

Articles of Incorporation and amendments thereto. Incorporated by reference to Exhibit 3 to the Company’s Quarterly Report on Form 10-QSB for the quarter ended March 31, 1996, Commission File No. 1-05707.

3.02**	Amended and Restated Articles of Incorporation. Incorporated by reference to Exhibit 3(i) to the Company’s Form 8-K filed with the Commission on December 6, 2013.
3.03**	Amended and Restated By-Laws of GEE Group Inc.. Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on August 3, 2020.
3.04**

Certificate of designation of series a convertible preferred stock of GEE Group Inc. Incorporated by reference to Exhibit 3.04 to the Company’s Annual Report on Form 10-K filed with the SEC on December 22, 2014.

3.05**

Articles of Amendment to the Amended and Restated Articles of Incorporation of the Company Reflecting the Reverse Stock Split. Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on October 9, 2015.

3.06**

Articles of Amendment to the Amended and Restated Articles of Incorporation of the Company Reflecting the Capital Increase. Incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the Commission on October 9, 2015.

3.07**

Articles of Amendment to the Amended and Restated Articles of Incorporation of the Company. Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on July 14, 2016.

3.08**	Statement of Resolution Establishing Series of Series B Convertible Preferred Stock. Incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed with the Commission on April 6, 2017.
3.09**

Statement of Resolution Establishing Series of Series C 8% Cumulative Convertible Preferred Stock. Incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed with the Commission on May 21, 2019.

3.10**	Amended and Restated By-Laws. Incorporated by reference to Exhibit 3.01 to the Company's Form 10-Q filed with the Commission on May 15, 2023.
4.01**	Form of Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the registrant’s Registration Statement on Form S-l (File No. 333-254235), filed with the SEC on April 12, 2021).
4.02*	Certificate of designation, preferences and rights with respect to any preferred stock issued hereunder
4.03*	Form of Preferred Stock Certificate.
4.04*	Form of indenture, to be entered into between registrant and a trustee acceptable to the registrant, if any.
4.05*	Form of debt securities, if any.
4.06*	Form of Warrant Agreement (including form of warrant certificate).
4.07*	Form of Rights Agreement.
4.08*	Form of Unit Agreement.
5.1	Opinion of Loeb & Loeb LLP
23.1	Consent of Cherry Bekaert LLP
23.2	Consent of Loeb & Loeb LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included in the signature pages hereto)
25.1*	Statement of Eligibility and Qualification on Form T-1 of the Trustee under the Indenture pursuant to the Trust Indenture Act of 1939, as amended.
107	Filing Fee Table

________________________

*To be filed as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed or furnished pursuant to the Exchange Act of the Registrant and incorporated herein by reference.

**Previously filed.

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Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on May 14, 2026.

GEE GROUP, INC.

By:	/s/ Derek Dewan
Name:	Derek Dewan
Title:	Chief Executive Officer (principal executive officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Derek Dewan and Kim Thorpe, and each of them acting individually, as his true and lawful attorneys-in-fact and agents, with full power of each to act alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement filed herewith and any and all amendments to said Registration Statement (including post-effective amendments and any related registration statements thereto filed pursuant to Rule 462 and otherwise), and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Date: May 14, 2026	By:	/s/ Derek Dewan
Derek Dewan Chief Executive Officer, Chairman of the Board
(Principal Executive Officer)

Date: May 14, 2026	By:	/s/ Kim Thorpe
Kim Thorpe
Senior Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

Date: May 14, 2026	By:	/s/ Thomas Vetrano
Thomas Vetrano, Director

Date: May 14, 2026	By:	/s/ Peter Tanous
Peter Tanous, Director

Date: May 14, 2026	By:	/s/ Darla Moore
Darla Moore, Director

Date: May 14, 2026	By:	/s/ Matthew Gormly
Matthew Gormly, Director

Date: May 14, 2026	By:	/s/ Jyrl James
Jyrl James, Director

Date: May 14, 2026	By:	/s/ David Sandberg
David Sandberg, Director

Date: May 14, 2026	By:	/s/ J. Randall Waterfield
J. Randall Waterfield, Director

*/s/ Derek Dewan

By: Derek Dewan

Attorney-in-Fact

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